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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                LPA HOLDING CORP.


                  LPA Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as set forth below.

                  A. The name of the Corporation is LPA Holding Corp. The corporation was duly incorporated in the State of Delaware on April 1, 1993. The original name of the corporation was VESTAR/LPA Investment Corp.

                  B. Pursuant to Sections 228(e) and 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

                  Article Fourth is hereby amended by deleting the first sentence and substituting the following language in lieu thereof:

                  "The total number of shares of all classes of stock which this corporation shall have the authority to issue is 25,000,000, consisting of 14,980,000 shares of Class A Common Stock, $0.01 par value (hereinafter referred to as "Class A Common Stock"), 20,000 shares of Class B Common Stock, $0.01 par value (hereinafter referred to as "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock") and 10,000,000 shares of Preferred Stock, $0.01 par value (hereinafter referred to as the "Preferred Stock"), the rights, preferences and limitations of which shall be determined by the Board of Directors."

                                     * * * *

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                  IN WITNESS WHEREOF, the undersigned duly authorized officer of
LPA Holding Corp. has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on behalf of LPA Holding Corp. on November 12, 2001.


                                By:   /s/ Jeffrey Fletcher
                                    -----------------------------------
                                    Name: Jeffrey Fletcher
                                    Title: Secretary and Chief Financial Officer





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